Exhibit 10.1

SECOND AMENDED AND RESTATED

SECURED CONVERTIBLE NOTE

PURCHASE AGREEMENT

October 15, 2009

SECOND AMENDED AND RESTATED

SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (the “Agreement”) is made effective as of October 15, 2009, by and between GeoPharma, Inc., a Florida corporation (the “Company”), and Whitebox Pharmaceutical Growth Fund, Ltd., a British Virgin Islands business company (the “Investor”), with respect to the following recitals.

RECITALS

A. The Company and the Investor previously entered into (1) a Secured Convertible Note Purchase Agreement, dated as of April 5, 2007 (the “Original Note Purchase Agreement”), which provided for the issuance of a $10,000,000 8% Secured Convertible Promissory Note, dated as of April 5, 2007 (the “Original Note”), and the execution of a Security Agreement, dated as of April 5, 2007, which granted a security interest in all assets of the Company as collateral to further secure the performance of the Company’s obligations under the Original Note (the “Security Agreement”), and certain other transaction documents described in the Original Note Purchase Agreement; and (2) an Amended and Restated Secured Convertible Note Purchase Agreement, dated as of April 24, 2008 (the “Amended and Restated Note Purchase Agreement”), which amended the terms of the Original Note to eliminate the concepts of Additional Notes and Subsequent Notes from the Original Note Purchase Agreement and replaced those amounts pursuant to the Amended and Restated Note Purchase Agreement and the accompanying $15,000,000 12% Amended and Restated Note, dated as of April 24, 2008 (the “Amended and Restated Note”), by, among other things, (a) adding the principal amount of the Additional Notes ($5,000,000) to the Amended and Restated Note, (b) changing the interest rate on the Amended and Restated Note to 12% and (c) changing the terms and conditions necessary to satisfy the issuance of the Subsequent Notes;

B. In connection with the issuance of the Amended and Restated Note, the Company and the investor agreed that, as of the date of issuance of the Amended and Restated Note, the accreted interest under the Original Note was $820,000, all of which was voluntarily converted by the Investor into a total of 369,369 shares of the Company’s Common Stock in full satisfaction of such interest;

C. The Company and the Investor now desire to further amend the terms of the Amended and Restated Note and the Amended and Restated Note Purchase Agreement pursuant to the terms of this Agreement and the accompanying Second Amended and Restated 12% Secured Convertible Promissory Notes, one Note in the principal amount of $5,000,000 and another Note in the principal amount of $10,000,000, in the form attached hereto as Exhibit A and Exhibit B (the “Second Amended and Restated Notes” or the “Notes”);

D. In consideration for Investor’s agreement to pay certain legal expenses associated with the offering described herein, the Company has agreed to issue 75,000 shares of the Company’s Common Stock to Investor pursuant to the terms of this Agreement.

E. The Company and the Investor desire to make certain other changes to the terms of the Notes and also contemplate the sale of the Company’s real property located at 6950 Bryan Dairy Road, Largo, Florida 33777 (the “Real Property”) to the Investor in exchange for a $3,220,688.51 reduction in the principal due to the Investor under the $10,000,000 Second Amended and Restated 12% Secured Convertible Promissory Note, in the manner described in Section 9.1 of this Agreement; and

E. The Company and the Investor desire to enter into this Agreement to set forth the terms and conditions relating to the issuance of the Second Amended and Restated Notes and the transactions contemplated by the related Transaction Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Action” shall have the meaning ascribed to such term in Section 4.10.

“Additional Notes” means the option the Investor had, pursuant to the terms set forth in the Original Note Purchase Agreement, to purchase an additional $5,000,000 of Notes.

“Affiliate” of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to the Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor will be deemed to be an Affiliate of the Investor.

“Agreement” means this Agreement (as amended from time to time) and all Exhibits and Schedules hereto.

“Amended and Restated Note” has the meaning ascribed to such term in the Recitals to this Agreement.

“Amended and Restated Note Purchase Agreement” has the meaning ascribed to such term in the Recitals to this Agreement.

“Baltimore Facility’ shall have the meaning ascribed to such term in Section 2.2.

“BOSS” or the “BOSS Subsidiaries” shall mean the subsidiaries of Dynamic Health, including Online Meds Rx., Inc., Herbal Health Products, Inc., Dynamic Marketing I, Inc., Pharma Labs Rx., Inc. and Bob O’Leary Health Food Distributor Co., Inc., as well as any subsidiaries of such entities.

“Closing” shall have the meaning ascribed to such term in Section 3.1.

“Closing Date” shall have the meaning ascribed to such term in Section 3.1.

“Code” shall have the meaning ascribed to such term in Section 4.38.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such terms in the opening paragraph of this Agreement.

“Control” shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

“Conversion Price” means the conversion price in effect on any given date, which shall be subject to adjustment as described herein and in the Note. Initially, the Conversion Price shall be $0.75 with respect to the $5,000,000 Note issuable hereunder, and the Conversion Price shall be $1.50 with respect to the $10,000,000 Note issuable hereunder (plus, in each case, any Accreted Principal).

“Conversion Shares” or “Shares” means the shares of Common Stock issued or issuable upon conversion of any of the Convertible Notes.

“Convertible Notes,” “Notes,” “Amended and Restated Note” or “Second Amended and Restated Notes” means the promissory notes, in the form attached hereto as Exhibit A and Exhibit B, to be issued by the Company to the Investor, one in the principal amount of $5,000,000 and one in the principal amount of $10,000,000.

“Convertible Security” means any warrant, option, convertible preferred or any other security that is or shall be convertible into Common Stock (other than employee stock options outstanding as of the date of this Agreement).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Dynamic Health” shall mean Dynamic Health Products, Inc., a Florida corporation and a wholly owned subsidiary of the Company.

“Environmental Laws or Regulations” means any federal, state or local statute, law, ordinance or regulation that relates to or deals with hazardous substances, human health or the environment, and all regulations promulgated by a regulatory body pursuant to any of the foregoing statutes, laws, regulations, or ordinances.

“ERISA” shall have the meaning ascribed to such term in Section 4.38.

“Evaluation Date” shall have the meaning ascribed to such term in Section 4.18.

“Exchange” shall have the meaning ascribed to such term in Section 9.3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended to date.

“Exchange Notice” shall have the meaning ascribed to such term in Section 9.3.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to the Company’s 1999 Employee Stock Option Plan, 1999 Non-Employee Director Stock Option Plan, Treasury Stock Repurchase Plan and Compensation Incentive Plan (provided that any such issuances shall not exceed (i) 10% of the Company’s outstanding shares and/or options, in the aggregate, in any twelve-month period and (ii) 20% of the Company’s outstanding shares and/or options, in the aggregate, during the term of the Note), (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with or complementary to the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FDA” shall have the meaning ascribed to such term in Section 4.36.

“FDCA” shall have the meaning ascribed to such term in Section 4.36.

“Financial Statements” means the Company’s audited financial statements as filed with the SEC in the Company’s Annual Report on Form 10-K and the Company’s unaudited financial statements as filed with the SEC in the Company’s Quarterly Reports on Form 10-Q; provided, however, that even if the Company is no longer subject to filing the foregoing financial statements in connection with the SEC Reports, the Company shall continue to provide such financial statements to the Investor for so long as the Notes remain outstanding.

“GAAP” shall have the meaning ascribed to such term in Section 4.8.

“Guaranty” means that certain Guaranty, dated as April 5, 2007, by the Company and certain of its Affiliates in favor of the Investor in the form attached to the Original Note Purchase Agreement, as the same may be amended from time to time.

“GeoPharma Entities” means the Company and each of its direct and indirect Subsidiaries.

“GeoPharma Excluded Entities” means the BOSS Subsidiaries, American Antibiotics, LLC and Breakthrough Engineered Nutrition, Inc., each of which is a subsidiary of the Company as of the date of this Agreement.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any Environmental Laws or Regulations or that may have a negative impact on human health or the environment or the presence of which on, in or under any property, is prohibited under Environmental Law, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), and radioactive materials, flammables and explosives and compounds containing them.

“Indebtedness” means, with respect to each of the GeoPharma Entities, at the time of any determination, without duplication, all of the following obligations of the GeoPharma Entities, contingent or otherwise, of such entity: (a) all obligations of the GeoPharma Entities for borrowed money (including non-recourse obligations), (b) all obligations of the GeoPharma Entities evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of the GeoPharma Entities upon which interest charges are customarily paid or accrued, (d) all obligations of the GeoPharma Entities under conditional sale or other title retention agreements relating to property purchased by the GeoPharma Entities, (e) all obligations of others secured by any Lien on property owned or acquired by the GeoPharma Entities, whether or not the obligations secured thereby have been assumed, (f) all obligations of the GeoPharma Entities in respect of interest rate swap agreements, cap or collar agreements, interest rate futures or option contracts, currency swap agreements, currency futures or option agreements and other similar contracts (g) all obligations of the GeoPharma Entities, actual or contingent, as an account party in respect of letters of credit or bankers’ acceptances, (h) all obligations of any partnership or joint venture as to which any of the GeoPharma Entities is or may become personally liable and (i) all contingent obligations of the GeoPharma Entities; provided, however, that the term “Indebtedness” shall not prohibit the incurrence of trade payables, capital leases and accrued expenses by any of the GeoPharma Entities in the ordinary course of business.

“Indemnifiable Losses” shall have the meaning ascribed to such term in Section 10.1.

“Investor” shall have the meaning ascribed to such terms in the opening paragraph of this Agreement.

“Intellectual Property” means (i) all proprietary rights, privileges and priorities provided under U.S., state and foreign law relating to U.S. and foreign patents and patent applications, trademarks, service marks and registrations thereof and applications therefor, copyrights and copyright registrations and applications, mask works and registrations thereof, know-how, and trade secrets; (ii) proprietary inventions, discoveries, ideas, technology, data, information, and processes; (iii) proprietary drawings, designs, licenses, computer programs and software, and technical information including but not limited to proprietary information embodied in material specifications, processing instructions, equipment specifications, product specifications, confidential data, electronic files, research notebooks, invention disclosures, research and development reports and the like related thereto; and (iv) all amendments, modifications, and improvements to any of the foregoing.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 4.15.

“Knowledge” means actual knowledge of a fact or the knowledge which such person could reasonably be expected to have based on reasonable inquiry. The knowledge of an entity shall include the knowledge of the individuals who are executive officers of such entity at the time in question.

“Lease” shall mean a Lease to be entered into between the Company and the Investor relating to the Real Property, which Lease shall have a ten-year term.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 6.12(c).

“Liens” means liens, mortgages, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.

“Make-Whole Amount” shall have the meaning ascribed to such term in the Note.

“Material Adverse Effect” means any effect that may be materially adverse to (a) the business, operations, results of operations, prospects, assets (including intangible assets), liabilities or condition (financial or otherwise) of the Company and the other GeoPharma Entities, taken as a whole, or (b) the ability of the Company or any other GeoPharma Entity to perform its obligations under this Agreement or any of the Transaction Documents or any other agreement or instrument to be entered into in connection with this Agreement.

“Material Permits” shall have the meaning ascribed to such term in Section 4.13.

“Midsummer Purchase Agreement” shall have the meaning ascribed to such term in Section 6.11(a).

“Mortgage” means a first mortgage on the Company’s Real Property.

“Notes” shall mean the Original Note, the Amended and Restated Note and the Second Amended and Restated Notes.

“Note Conversion Closing” shall have the meaning ascribed to such term in Section 2.3.

“Notice of Acceptance” shall have the meaning ascribed to such term in Section 6.11(b).

“Offer” shall have the meaning ascribed to such term in Section 6.11(b).

“Offered Securities” shall have the meaning ascribed to such term in Section 6.11(b).

“Original Note” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Original Note Purchase Agreement” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Phase I Report” shall have the meaning ascribed to such term in Section 2.2.

“Plan” or “Plans” shall have the meaning ascribed to such term in Section 4.38.

“Pledge Agreement” means the Pledge Agreement between the parties hereto in the form attached to the Original Note Purchase Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Product Liability” means any liability, claim or expense, including but not limited to attorneys’ fees and medical expenses, arising in whole or in part out of a breach of any express or implied product warranty by the Company, strict liability in tort, negligent manufacture of product, negligent provision of services, product recall, or any other allegation of liability arising from the design, testing, manufacture, packaging, labeling (including instructions for use), or sale of products.

“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Purchased Securities” means the Convertible Notes and the Conversion Shares.

“Real Property” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Refused Securities” shall have the meaning ascribed to such term in Section 6.11(b).

“Registration Rights Agreement” means the Registration Rights Agreement, as amended, among the Company and the Investor in the form attached hereto as Exhibit E to the Original Note Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Conversion Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 4.5.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issuable upon exercise or conversion in full of all Notes, ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Schedule of Exceptions” shall have the meaning ascribed to such term in Article 4.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Reports” shall have the meaning ascribed to such term in Section 4.8.

“Second Amended and Restated Notes” shall mean that certain (i) $5,000,000 Second Amended and Restated 12% Secured Convertible Promissory Note due October 31, 2013, with a conversion price of $0.75 per share and (ii) $10,000,000 Second Amended and Restated 12% Secured Convertible Promissory Note due October 31, 2013, with a conversion price of $1.50 per share.

“Securities Act” means the United States Securities Act of 1933, as amended, and all regulations promulgated thereunder.

“Security Agreement” means the security agreement among the Company and the Investor in the form attached to the Original Note Purchase Agreement, as the same may be amended from time to time.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated the date of the Original Note Purchase Agreement, by and among the Investor, Jugal K. Taneja and certain other purchasers whereby such purchasers shall agree to purchase from the Investor the Investor Shares and the Investor Warrants.

“Subsequent Notes” shall have the meaning ascribed to such term in Section 2.2.

“Subsequent Placement” shall have the meaning ascribed to such term in Section 6.11(a).

“Subsequent Placement Agreement” shall have the meaning ascribed to such term in Section 6.11(b).

“Subsequent Placement Documents” shall have the meaning ascribed to such term in Section 6.11(b).

“Subsidiary” means any subsidiary of any GeoPharma Entity as set forth on Schedule 4.1 and shall, where applicable, include any entity in which a GeoPharma Entity owns, directly or indirectly, any ownership interest, including any such entity that may be formed or acquired after the date hereof.

“Total Debt” means the Indebtedness of the GeoPharma Entities (w) to the Investor, (x) under a $4,000,000 revolving promissory note facility by and among certain BOSS Subsidiaries and Wachovia Bank, National Association, including any extensions thereof or successors thereto with Wachovia Bank, National Association, (y) under the $5,000,000 promissory note with First Community Bank of America and (z) any other Indebtedness of the GeoPharma Entities; provided, however, that the Total Debt shall not exceed $30,000,000.

“Trading Day” means a day on which the Nasdaq Stock Market (or such other Trading Market on which the Company’s Common Stock is then traded) is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means the Notes, the Security Agreement, the Pledge Agreement, the Registration Rights Agreement, the Guaranty, the Mortgage, the Assignment of Leases and Rents, the Voting Agreement any intercreditor or subordination agreement and such other documents, instruments and agreements executed in connection with the consummation of the transactions contemplated hereunder or under the Original Note Purchase Agreement.

“Voting Agreement” means that certain Voting Agreement, dated as of the Closing Date, by and between the Investor and Jugal K. Taneja and certain other executive officers and directors of GeoPharma owning not less than 20% of the issued and outstanding shares of the Company’s Common Stock, to vote in favor of any increases to the Company’s outstanding shares of capital stock as shall be necessary to enable the Investor to convert any portion of the principal of the Notes into shares of the Company’s Common Stock.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 1.2 Definitional Provisions.

(a) The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Terms referring to a masculine gender shall be deemed to refer to the feminine or neuter genders, as applicable.

(c) References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

(d) The term “person” includes any individual, partnership, joint venture, corporation, limited liability company, trust, entity, unincorporated organization or government or any department or agency thereof.

(e) The term “dollars” or “$” shall refer to the currency of the United States of America.

(f) All references to time shall refer to Minneapolis, Minnesota time.

ARTICLE II

PURCHASE AND SALE OF CONVERTIBLE NOTES

Section 2.1 Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, (i) the Company agrees to issue to the Investor, at the Closing, the Second Amended and Restated Notes, in substantially the form attached hereto as Exhibit A and Exhibit B, in exchange for the Amended and Restated Note. The Original Note and the Amended and Restated Note was, and the Second Amended and Restated Notes will be, secured pursuant to the existing Security Agreement, Pledge Agreement and Guaranty, and the Transaction Documents shall apply with respect to the Original Note, the Amended and Restated Note and the Second Amended and Restated Notes.

Section 2.2 [Reserved].

Section 2.3 Note Conversion. The Company shall issue shares of its Common Stock to the Investor upon the Investor’s exercise of its option to convert amounts outstanding under the Second Amended and Restated Notes (including any Accreted Principal or Make-Whole Payments as may be specified under the terms of the Second Amended and Restated Notes) into shares of Common Stock at the Conversion Price specified in the Second Amended and Restated Notes (in each case, a “Note Conversion Closing”). At each Note Conversion Closing, the Company shall issue certificates representing any shares purchased under this Section 2.3 in a form acceptable to the Investor and Investor’s counsel, and the Investor shall pay the applicable Conversion Price (subject to adjustment as provided in the Second Amended and Restated Notes) for such shares by surrendering the applicable Note(s) to the Company.

Section 2.4 Use of Proceeds. The Company shall use the cash proceeds of the sale of the Notes (a) for the Company’s working capital needs and (b) to pay for the expenses (including legal fees of outside counsel) of Investor in connection with the transactions contemplated by this Agreement.

ARTICLE III

THE CLOSING

Section 3.1 Closing. The purchase and sale of the Notes shall take place at the offices of the Company, at 10:00 a.m., on or before October 20, 2009, or such other time as may be designated by the Company in writing (the “Closing” and, such date, the “Closing Date”). At the Closing, the Company shall deliver to the Investor the Second Amended and Restated Notes. The Investor previously delivered to the Company a check or wire transfer in the amount of $15,000,000.00 payable to the Company’s order (or by wire of funds in such amount to the Company’s designated bank account) in connection with the issuance of the Original Note and the Amended and Restated Note (the “Purchase Price”). Upon the consummation of the transactions contemplated by the Closing, the Amended and Restated Note will be canceled, and the Second Amended and Restated Notes shall be delivered to the Investor.

Section 3.2 Closing Deliveries.

(a) Company Deliveries. On the Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:

(i) this Agreement duly executed by the Company;

(ii) the Second Amended and Restated Notes registered in the name of the Investor, one in the principal amount of $5,000,000 and one in the principal amount of $10,000,000, in substantially the form attached hereto as Exhibit A and Exhibit B;

(iii) a stock certificate (or other indication of share ownership from the Company’s transfer agent) representing 75,000 shares of the Company’s Common Stock issued to the Investor;

(iv) a Reaffirmation of the Security Agreement, in substantially the form attached hereto as Exhibit C;

(v) a Reaffirmation of the Pledge Agreement (as amended), in substantially the form attached hereto to as Exhibit D;

(vi) a Reaffirmation of the Guaranty, in substantially the form attached hereto as Exhibit E;

(vii) executed Voting Agreements from Jugal K. Taneja and such other executive officers and directors of GeoPharma listed in Exhibit F attached hereto have agreed to vote all Common Stock over which such shareholders have voting control (which shares shall amount to, in the aggregate, not less than 20% of the issued and outstanding shares of the Company’s Common Stock) in favor of Shareholder Approval at the Company’s next annual meeting or at such future meeting of shareholders at which Shareholder Approval is required in order to increase the Company’s issued and outstanding shares of Common Stock (A) to satisfy the rules and regulations of any Trading Market on which the Company’s Common Stock is then traded or (B) to provide sufficient shares to enable Investor to convert its Notes into shares of the Company’s Common Stock in accordance with the terms of this Agreement and the other Transaction Documents;

(viii) one or more Account Control Agreement(s), in form and substance reasonably satisfactory to the Investor;

(ix) evidence of any approval(s) or consent(s) regarding the terms of the Notes and this Agreement as may be required under the rules and regulations of the Nasdaq Stock Market (or any other Trading Market) as shall be applicable to the Company;

(x) evidence of amendments to and restructuring of the Company’s Midsummer preferred stock and warrants in form and substance reasonably satisfactory to the Investor in its sole discretion;

(xi) payment of the fees and expenses incurred by the Investor (including attorneys’ fees) in connection with the transactions contemplated by this Agreement;

(xii) such Officer’s Certificates or Secretary’s Certificates and accompanying resolutions as may be reasonably requested by the Investor; and

(xiii) such other documents or certificates as may be reasonably requested by the Investor.

(b) Investor Deliveries. On the Closing Date, the Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Investor; and

(ii) such other documents or certificates as may be reasonably requested by the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Attached hereto as Schedule A is the Schedule of Exceptions containing sections numbered to correspond to the sections of this Article 4 (the “Schedule of Exceptions”). Except as specifically set forth in the corresponding section of such Schedule of Exceptions (or in any other section of the Schedule of Exceptions so long as the applicability of such disclosure to the particular representation and warranty which such disclosure is intended to modify is reasonably apparent), the Company represents and warrants, on behalf of itself and each GeoPharma Entity, to the Investor as follows as of the date hereof and as of the Closing Date:

Section 4.1 Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 4.1. The Company (or, as applicable, such GeoPharma Entity) owns, directly or indirectly, all of the capital stock or other equity interests of each such Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each such Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section 4.2 Organization and Qualification. Each of the GeoPharma Entities is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither any GeoPharma Entity nor any Subsidiary of such entity is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the GeoPharma Entities is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.3 Authorization; Enforcement. Each of the GeoPharma Entities has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by such GeoPharma Entity and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such GeoPharma Entity and no further action is required by such GeoPharma Entity, its board of directors or its shareholders in connection therewith other than in connection with the Required Approvals (as defined in Section 4.5 below). Each Transaction Document has been (or upon delivery will have been) duly executed by each applicable GeoPharma Entity and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of such GeoPharma Entity, enforceable against such GeoPharma Entity in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 4.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by each applicable GeoPharma Entity, the issuance and sale of the Purchased Securities and the consummation by the GeoPharma Entities of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of any GeoPharma Entity’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of any GeoPharma Entity, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any debt or otherwise of any GeoPharma Entity) or other understanding to which any GeoPharma Entity is a party or by which any property or asset of any GeoPharma Entity is bound or affected, or (iii) subject to the Required Approvals (as defined in Section 4.5 below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any GeoPharma Entity is subject (including federal and state securities laws and regulations), or by which any property or asset of GeoPharma Entity is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

Section 4.5 Filings, Consents and Approvals. No GeoPharma Entity is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by such GeoPharma Entity of the Transaction Documents, other than (i) filings required pursuant to Section 6.13 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Securities for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

Section 4.6 Issuance of the Securities. The Purchased Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company or any other GeoPharma Entity other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the

Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the other Transaction Documents.

Section 4.7 Capitalization. The capitalization of the Company is as set forth on the Schedule of Exceptions, which Schedule of Exceptions shall also include the number of shares of Common Stock owned of record, and, to the knowledge of the Company, beneficially, by Subsidiaries or Affiliates of the Company as of the date hereof. None of the GeoPharma Entities has issued any capital stock since the Company’s most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the Company’s most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on the Schedule of Exceptions or as a result of the purchase and sale of the Purchased Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any other GeoPharma Entity is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Purchased Securities will not obligate the Company or any other GeoPharma Entity to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities of any GeoPharma Entity to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company and each other GeoPharma Entity are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors of the Company or any other GeoPharma Entity is required for the issuance and sale of the Purchased Securities. There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s or any other GeoPharma Entity’s capital stock to which the Company or any other GeoPharma Entity is a party (other than those contemplated in connection with the Transaction Documents) or, to the knowledge of the Company, between or among any of the Company’s or any GeoPharma Entity’s shareholders.

Section 4.8 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities

Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Financial Statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.9 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited Financial Statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) none of the GeoPharma Entities has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s Financial Statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) no GeoPharma Entity has declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) no GeoPharma Entity has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Purchased Securities contemplated by this Agreement or as set forth on Schedule 4.9, no event, liability or development has occurred or exists with respect to the Company or any other GeoPharma Entity or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

Section 4.10 Litigation. Except as set forth in the Schedule of Exceptions, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the GeoPharma Entities, threatened against or affecting any GeoPharma Entity or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. No GeoPharma Entity, nor any director or officer thereof, is or has been the subject of any Action which has resulted in a final judgment involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of each GeoPharma Entity there is not pending or contemplated, any investigation by the Commission involving the Company or any other GeoPharma Entity or any current or former director or officer of the Company or any such GeoPharma Entity. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any other GeoPharma Entity under the Exchange Act or the Securities Act.

Section 4.11 Labor Relations. No material labor dispute exists or, to the knowledge of the GeoPharma Entities, is imminent with respect to any of the employees of any GeoPharma Entity which could reasonably be expected to result in a Material Adverse Effect. None of the employees of any GeoPharma Entity is a member of a union that relates to such employee’s relationship with such GeoPharma Entity, no GeoPharma Entity is a party to a collective bargaining agreement, and each GeoPharma Entity believes that its relationships with its employees are good. No executive officer, to the knowledge of each GeoPharma Entity, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject any GeoPharma Entity to any liability with respect to any of the foregoing matters. Each of the GeoPharma Entities is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.12 Compliance. No GeoPharma Entity (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by such GeoPharma Entity under), nor has any GeoPharma Entity received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), arising out of any existing agreements or as a result of this Agreement and the related Transaction Documents, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

Section 4.13 Regulatory Permits. Each of the GeoPharma Entities possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and no GeoPharma Entity has received any notice of proceedings relating to the revocation or modification of any Material Permit.

Section 4.14 Title to Assets. Each of the GeoPharma Entities has good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of such GeoPharma Entity, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such GeoPharma Entity and (ii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by such GeoPharma Entity are held by them under valid, subsisting and enforceable leases with which such GeoPharma Entity is in compliance in all material respects.

Section 4.15 Patents and Trademarks. Each of the GeoPharma Entities has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). No GeoPharma Entity has received a notice (written or otherwise) that any of the Intellectual Property Rights used by such GeoPharma Entity violates or infringes upon the rights of any Person. To the knowledge of the GeoPharma Entities, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Each GeoPharma Entity has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.16 Insurance. Each of the GeoPharma Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which such GeoPharma Entity are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. No GeoPharma Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 4.17 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of any GeoPharma Entity and, to the knowledge of the Company, none of the employees of any GeoPharma Entity is presently a party to any transaction with any GeoPharma Entity (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of such GeoPharma Entity, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of such GeoPharma Entity and (iii) other employee benefits, including stock option agreements under any stock option plan of such GeoPharma Entity.

Section 4.18 Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Each of the GeoPharma Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of Financial Statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of the GeoPharma Entities has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s (or any other GeoPharma Entity’s) internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s (or, as applicable, any other GeoPharma Entity’s) internal control over financial reporting.

Section 4.19 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by any GeoPharma Entity to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or the other Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

Section 4.20 Private Placement. Assuming the accuracy of the Investor representations and warranties set forth in Article 5, no registration under the Securities Act is required for the offer and sale of the Purchased Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Purchased Securities hereunder will not contravene the rules and regulations of the Trading Market.

Section 4.21 Investment Company. None of the GeoPharma Entities is, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Each of the GeoPharma Entities shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

Section 4.22 Registration Rights. Other than the rights of the Investor hereunder, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any other GeoPharma Entity, other than registration statements which have already been filed and declared effective by the SEC.

Section 4.23 Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 4.24 Application of Takeover Protections. The Company and each applicable GeoPharma Entity and its respective board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s (or such GeoPharma Entity’s) articles or certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the GeoPharma Entities fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Purchased Securities and the Investor’s ownership of the Purchased Securities.

Section 4.25 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms, on behalf of itself and each GeoPharma Entity, that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company and each GeoPharma Entity understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company and each GeoPharma Entity to the Investor regarding the Company or such GeoPharma Entity, its business and the transactions contemplated hereby, including the SEC Reports and the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases and the SEC Reports filed or disseminated by the Company (or any applicable GeoPharma Entity) during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company and each GeoPharma Entity acknowledges and agrees that the Investor is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 5 below.

Section 4.26 No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Article 5, neither the GeoPharma Entities nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company or any other GeoPharma Entity for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

Section 4.27 Solvency. Based on the consolidated financial condition of the Company (including its consolidated Subsidiaries) as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Purchased Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted, including its capital needs, taking into account the particular capital requirements of the business conducted by the Company and the GeoPharma Entities, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company and the GeoPharma Entities, together with the proceeds the Company and the GeoPharma Entities would receive, were it to liquidate all of its respective assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. Neither the Company nor any GeoPharma Entity intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Other than with regard to the GeoPharma Excluded Entities, neither the Company nor any GeoPharma Entity has any knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 4.27 sets forth as of the date thereof all outstanding secured and unsecured Indebtedness of the Company and each of the GeoPharma Entities, or for which any GeoPharma Entity or Affiliate has commitments. No GeoPharma Entity is in default with respect to any Indebtedness.

Section 4.28 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, each GeoPharma Entity has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and no GeoPharma Entity has any knowledge of a tax deficiency which has been asserted or threatened against any GeoPharma Entity.

Section 4.29 No General Solicitation. Neither the Company nor any of the GeoPharma Entities nor any person acting on behalf of the Company or any of such GeoPharma Entities has offered or sold any of the Purchased Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investor and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

Section 4.30 Foreign Corrupt Practices. No GeoPharma Entity, nor to the knowledge of the GeoPharma Entities, any agent or other person acting on behalf of the GeoPharma Entities, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by any GeoPharma Entity (or made by any person acting on its behalf of which any GeoPharma Entity is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 4.31 Accountants. The Company’s accounting firm is set forth on Schedule 4.31 of the Disclosure Schedule. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the Financial Statements to be included in the Company’s Annual Report on Form 10-KSB for the year ending March 31, 2008.

Section 4.32 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any GeoPharma Entity to arise, between the Company or such GeoPharma Entity and the accountants and lawyers formerly or presently employed by the Company or such GeoPharma Entity which could affect the Company’s or such GeoPharma Entity’s ability to perform any of its obligations under any of the Transaction Documents, and the Company and each GeoPharma Entity is current with respect to any fees owed to its accountants and lawyers.

Section 4.33 Acknowledgment Regarding Investor’s Purchase of Securities. The Company and each GeoPharma Entity acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company and each GeoPharma Entity further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any such GeoPharma Entity (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Purchased Securities. The Company and each GeoPharma Entity further represents to the Investor that the Company’s (and such GeoPharma Entity’s) decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company (and each GeoPharma Entity) and its representatives.

Section 4.34 Trading in Company Common Stock. Except as otherwise provided in Section 5.6 below, it is understood and acknowledged by the Company and each GeoPharma Entity (i) that the Investor has not been asked by the Company or any such GeoPharma Entity to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Purchased Securities for any specified term; (ii) that past or future open market or other transactions by the Investor, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly traded securities; (iii) that the Investor, and counter-parties in “derivative” transactions to which the Investor is or was a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that the Investor shall not be deemed to have any affiliation with or control over any arm’s-length counter-party in any “derivative” transaction. The Company and each GeoPharma Entity further understands and acknowledges that, (a) the Investor may engage in hedging activities at various times during the period that the Purchased Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to the Notes are being determined and (b) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company and each GeoPharma Entity acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

Section 4.35 Regulation M Compliance. Neither the Company nor any other GeoPharma Entity has, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Purchased Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any other GeoPharma Entity.

Section 4.36 FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any other GeoPharma Entity, such product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the knowledge of the Company or any other GeoPharma Entity, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any other GeoPharma Entity, and neither the Company nor any other GeoPharma Entity has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any product, (iii) imposes a clinical hold on any clinical investigation by the Company or any GeoPharma Entity, (iv) enjoins production at any facility of the Company or any GeoPharma Entity, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any GeoPharma Entity, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any GeoPharma Entity, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company each other GeoPharma Entity has been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. Neither the Company nor any other GeoPharma Entity has been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company or any other GeoPharma Entity, nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company or any other GeoPharma Entity.

Section 4.37 Form S-3 Eligibility. The Company is eligible to register the resale of the Securities for resale by the Investor on Form S-3 promulgated under the Securities Act.

Section 4.38 Employee Benefit Plans.

(a) Except as set forth in the Schedule of Exceptions, (i) neither the Company nor any other GeoPharma Entity maintains or contributes to or has any obligation to contribute to, or have any direct or indirect liability, whether contingent or otherwise, with respect to any plan, program, agreement, arrangement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, whether or not subject to ERISA (as defined below) (including any funding mechanism now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether oral or written (individually a “Plan,” and collectively, the “Plans”); and (ii) neither the Company nor any other GeoPharma Entity nor any person who would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code (as defined below) maintains or contributes to, or has had during the preceding six years maintained or contributed to, or has had during such period the obligation to maintain or contribute, or may have any liability with respect to, any Plan subject to Title IV of ERISA or Section 412 of the Code or any “multiple employer plan” within the meaning of the Code or ERISA. No Plan is (i) a nonqualified deferred compensation retirement plan, contract or arrangement; (ii) a qualified defined contribution plan (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 414(i) of the Internal Revenue Code of 1986, as amended (the “Code”)); (iii) a qualified defined benefit plan (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); or (iv) an employee welfare benefit plan (as defined in Section 3(1) of ERISA).

(b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA), which any GeoPharma Entity maintains or to which it contributes, comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) and (iii) no event has occurred in connection with which any GeoPharma Entity or any Plan could be subject to any material liability under ERISA, the Code or otherwise.

(c) Neither the Company nor any other GeoPharma Entity contributes (and has not ever contributed or had any obligation to contribute) to any multi-employer plan, as defined in Section 3(37) of ERISA. No GeoPharma Entity has any actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Neither the Company nor any other GeoPharma Entity has any actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in the Schedule of Exceptions and (ii) health care continuation benefits described in Section 4980B of the Code.

(d) To the knowledge of the Company and the GeoPharma Entities, neither the Company nor any other GeoPharma Entity nor any of its directors, officers, employees or other “fiduciaries,” as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company or any GeoPharma Entity or any of its respective directors, officers or employees to any liability under ERISA or any applicable law.

(e) Neither the Company nor any other GeoPharma Entity has incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

Section 4.39 Product Liability Claims. All products manufactured, distributed or sold by or on behalf of the Company or any other GeoPharma Entity were merchantable, free from defects in design, specifications, processing, manufacture, material or workmanship, and suitable for the purpose for which they were intended. Neither the Company nor any other GeoPharma Entity has incurred any uninsured or insured Product Liability, or received a claim based upon alleged Product Liability, and no basis for any such claim exists. Neither the Company nor any other GeoPharma Entity has any liability or obligation with respect to any Product Liability, whether or not heretofore asserted, or product recall. The Company and each GeoPharma Entity has maintained complete and accurate complaint histories regarding the Company’s and such GeoPharma Entity’s products.

Section 4.40 Outstanding Borrowing. The Schedule of Exceptions sets forth the amount of all indebtedness of the Company and each GeoPharma Entity as of the date hereof, the liens that relate to such indebtedness and that encumber the Company and such GeoPharma Entity’s assets and the name of each lender thereof. No holder of indebtedness of the Company or any other GeoPharma Entity is entitled to any voting rights in any matters voted upon by the holders of the Common Stock.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company for itself as follows:

Section 5.1 Authorization. The Investor has full power and authority to enter into and perform under this Agreement in accordance with its terms. This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by each the Investor, and is the valid and binding agreement of the Investor and is enforceable against the Investor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies.

Section 5.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Purchased Securities will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any third party to sell, transfer or grant participations to such third party or to any third person, with respect to any of the Purchased Securities.

Section 5.3 Reliance Upon Investor’s Representations; Restrictions on Resale. The Investor understands that none of the Notes or Conversion Shares have been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Notes and the Conversion Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. The Investor also understands that any Conversion Shares will be issued without prior registration thereof under the Securities Act or applicable state securities laws in reliance upon Section 4(2) of the Securities Act and transactional exemptions from registration under applicable state securities laws based upon appropriate representations of the Investor. As such, the Conversion Shares will be subject to transfer restrictions similar to restrictions applicable to the Convertible Notes. The Investor understands (i) that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the SEC and (ii) that in any event the Investor may not sell any securities acquired hereunder pursuant to Rule 144 prior to the expiration of a one-year period (or such shorter period as the Commission may hereafter adopt) after the Investor has acquired such securities. The Investor understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

Section 5.4 Receipt of Information. The Investor represents that the Company has provided the Investor at a reasonable time prior to the execution of this Agreement sufficient opportunity to ask questions and receive answers from the Company’s management concerning the Company’s business, management and financial affairs and the terms and conditions of the offering of the Purchased Securities and the Conversion Shares and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to the Investor. The Investor has reviewed the representations concerning the Company contained in this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Investor to rely thereon.

Section 5.5 Investment Experience. The Investor represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes and the Conversion Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Notes and Conversion Shares.

Section 5.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Act, as presently in effect.

Section 5.7 Legends. To the extent applicable, each certificate or other document evidencing any of the Purchased Securities shall be endorsed with the legends set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company shall make a notation regarding the restrictions on transfer of the Conversion Shares or other Purchased Securities in its books and the Conversion Shares and other Purchased Securities shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel reasonably satisfactory to the Company that such registration is not required; provided, however, that (i) the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances and (ii) the Company will not require opinions of counsel for transfers to affiliated entities managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by or under common control with such manager, managing partner or management company so long as the transferor certifies in writing to the Company that the transferor is not receiving any consideration in connection with the transfer and so long as the transferee will be subject to the terms of these restrictions to the same extent as if such transferee were an original Investor hereunder.

Section 5.8 Trading in Company Common Stock. The Investor represents that it has not engaged in any purchases or sales of the Company’s Common Stock or any Short Sales or “derivative” transactions since January 1, 2009 and will not engage in any such transactions until after the later of (i) the filing of Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 with the SEC and (ii) the filing of a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching the applicable Transaction Documents as exhibits thereto; provided that the Annual Report on Form 10-K shall be filed within the timeframe required by the rules and regulations of the SEC and that the Current Report on Form 8-K shall be filed no later than the fourth Trading Day following the Closing Date.

ARTICLE VI

COVENANTS

The Company covenants and agrees, on behalf of itself and each GeoPharma Entity, that for so long as any Notes remain outstanding:

Section 6.1 SEC Reports and Other Company Updates. The Company shall furnish to the Investor:

(a) promptly after filing with the SEC, all SEC Reports filed by the GeoPharma Entities, which SEC Reports shall be filed on a timely basis; provided, however, that such SEC Reports shall be deemed to be filed on a timely basis if the Company has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of such extension. Such SEC Reports shall comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b) promptly after the preparation thereof, any annual or quarterly Financial Statements or reports of the GeoPharma Entities to the extent such Financial Statements are not included or otherwise incorporated into such SEC Reports,

(c) promptly after receipt by the Company of notice thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could have a Material Adverse Effect; and

(d) promptly, from time to time, such other information regarding the business, financial condition, operations, property or affairs of the Company and its subsidiaries as the Investor may reasonably request.

Section 6.2 Inspection, Consultation and Advice. The GeoPharma Entities shall permit the Investor and such persons as the Investor may designate, at the Investor’s expense, upon reasonable notice and at such times as the Investor may reasonably request to visit and inspect any of the properties of the Company, examine its books and records (including without limitation product complaint histories and related information) and take copies and extracts therefrom, discuss the affairs (including, without limitation, operations and relations with suppliers), finances and accounts of the Company with its officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Investor and any such designees such affairs, finances and accounts), and consult with the management of the Company as to such affairs, finances and accounts of the Company and its subsidiaries, all at reasonable times and upon reasonable notice.

Section 6.3 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by a majority of the disinterested directors on the Company’s Board of Directors, the Company shall not enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of the Company, any member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person’s employment or service as a director of the Company. Except as specifically disclosed on Schedule 6.3 attached hereto, the Company shall not use any proceeds of Purchased Securities to make distributions or loans to any shareholders of the Company or repay existing indebtedness for borrowed money obligations.

Section 6.4 Conditions to Closing. The Company shall use best efforts to cause the conditions set forth in Article 8 to be satisfied with respect to the Closing as soon as practicable.

Section 6.5 Reserve for Shares. The Company shall at all times reserve and keep available such number of its duly authorized but unissued shares of Common Stock as is necessary to comply with the terms of this Agreement and the Convertible Notes and Conversion Shares. The Company shall at all times reserve and keep available out of its duly authorized but unissued shares of Common Stock such number of its duly authorized shares of Common Stock as is necessary to comply with the terms of this Agreement, the Articles of Incorporation, as amended, and the Conversion Shares. If at any time the number of shares of authorized but unissued Common Stock are not sufficient to comply with the terms of this Agreement, the Convertible Notes, and the Conversion Shares, the Company will promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as are sufficient for such purpose. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable securities laws in connection with the issuance of any shares issued by it in order to comply with the terms of this Agreement, the Convertible Notes, and the Conversion Shares.

Section 6.6 Compliance with Law. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, the failure to comply with which would have a Material Adverse Effect.

Section 6.7 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four (4) times each year and at least once each quarter.

Section 6.8 Use of Proceeds. The Company shall use the cash proceeds of the Purchased Securities for the Company’s working capital needs and such other purposes as specified in Section 2.4 above and, except as provided in Section 2.4, shall not use such proceeds for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), or to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

Section 6.9 Certain Actions Requiring Investor Approval. The Company shall not, without a vote or the written consent of the Investor, for so long as any of the Notes or any of the Purchased Securities remain outstanding:

(a) reduce the strike price of any warrant, option or other security convertible into the Company’s Common Stock;

(b) apply any of any GeoPharma Entity’s assets to the redemption, retirement, purchase or acquisition of, or dividends on, any shares of any class of equity or preferred security of the Company;

(c) issue any equity securities of any Subsidiary or Affiliate of the Company;

(d) pay any dividends on the Company’s Common Stock;

(e) redeem any series of the Company’s preferred stock (or any preferred stock of any other GeoPharma Entity) using cash or shares prior to the stated maturity of such preferred stock; or

(f) change the interest rate, conversion price, conversion ratio, stated principal amount, maturity date, method of interest payment, or any other economic term of any series of preferred stock of the Company or any other GeoPharma Entity.

Section 6.10 Subsidiaries. The Company will not, nor will it permit any other GeoPharma Entity to, form or acquire any person which would thereby become a Subsidiary or Affiliate of the Company except for any such formation or acquisition to which the Investor has given its written consent and except to the extent such person is or, in the case of a formed person, will be, engaged in the businesses engaged in by the Company or any other GeoPharma Entity and immediately after such formation or acquisition (i) the equity interests of the acquired or formed person are pledged to the Investor, and (ii) such person enters into documents requested by the Investor to provide that such person shall be obligated to repay the Notes and other amounts payable under the Transaction Documents, and to grant to the Investor a first priority security interest (and to perfect such interest) subject to no other Liens, in the assets of such person.

Section 6.11 Participation in Future Financings.

(a) From the date hereof until the date that the Notes are no longer outstanding, and subject to the rights granted to the purchasers pursuant to Section 4.13 of that certain Securities Purchase Agreement, dated as of March 5, 2004 (the “Midsummer Purchase Agreement”), the Company will not, directly or indirectly (whether through its Subsidiaries, Affiliates or otherwise), offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ Common Stock or Common Stock Equivalents, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

(b) From the date hereof until the date that the Notes are no longer outstanding, the Company will not, directly or indirectly (whether through its Subsidiaries, Affiliates or otherwise), effect any Subsequent Placement, unless the Company shall have first complied with Section 4.13 of the Midsummer Purchase Agreement and the requirements of this Section 6.11(b):

(i) The Company shall deliver to the Investor a written notice (the “Offer”) of any proposed or intended issuance or sale or exchange of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Investor the full amount of such Offered Securities upon the same price and other terms and conditions upon which they are to be issued, sold or exchanged.

(ii) To accept an Offer, the Investor must deliver a written notice to the Company prior to the end of the five (5) Business Day period of the Offer, setting forth the Investor’s election to purchase the Offered Securities (the “Notice of Acceptance”). If the Investor does not deliver such a written notice by the end of such five (5) Business Day period, then Investor shall be deemed to have rejected the Offer.

(iii) The Company shall have at least ten (10) Business Days from the expiration of the period set forth in Section 6.11(b)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of

Acceptance has not been given by the Investor (the “Refused Securities”), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, number and price of shares, unit prices and interest rates, as applicable), taken as a whole, that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.

(iv) Upon the closing of the issuance, sale or exchange of the Offered Securities, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in the Notice of Acceptance upon the terms and conditions specified in the Offer. The purchase by the Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor, the Company and their respective counsel. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of the Refused Securities within ten (10) Business Days of the expiration of the period set forth in Section 6.11(b)(ii) or if the terms of the Offer or the amount of the Offered Securities shall change prior to such closing, the Company shall provide the Investor with a second Offer setting forth the new terms of the Offered Securities, and the Investor shall have the same rights of participation with respect to such revised Offer as set forth in this Section 6.11(b).

(v) The Company and the Investor agree that if the Investor elects to participate in the Offer, (x) neither the agreement regarding the Subsequent Placement (the “Subsequent Placement Agreement”) with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby the Investor shall be required to agree to any restrictions in trading as to any securities of the Company owned by the Investor prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement entered into in connection herewith.

(vi) Notwithstanding anything to the contrary in this Section 6.11 and unless otherwise agreed to by Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investor will not be in possession of material non-public information, by the 19th Business Day following delivery of the Offer. If by the 19th Business Day following delivery of the Offer no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the

Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor with another Offer and the Investor will again have the right of participation set forth in this Section 6.11. The Company shall not be permitted to deliver more than one such Offer to the Investor in any sixty (60) day period.

(vii) Any Offered Securities not acquired by the Investor or other Persons in accordance with this Section 6.11(b) above may not be issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, the restrictions contained in paragraph (b) of this Section 6.11 shall not apply to the issuance of Common Stock (A) pursuant to any Exempt Issuance (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule) or otherwise pursuant to any employee benefit plan described in Section 4.38 above or hereafter adopted by the Company and approved by its shareholders, (B) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter (excluding any equity lines) in an aggregate offering amount greater than $15,000,000, or (C) in connection with a bona fide joint venture, acquisition, merger, strategic partnership, or strategic alliance the primary purpose of which is not to raise cash.

Section 6.12 Transfer Restrictions.

(a) The Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Conversion Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Investor or in connection with a pledge as contemplated in Section 6.12(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Conversion Shares under the Securities Act. As a condition of transfer of Conversion Shares other than pursuant to an effective registration statement or Rule 144, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement and the Registration Rights Agreement.

(b) The Investor agrees to the imprinting, so long as is required by this Section 6.12, of a legend on any of the Conversion Shares in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933,

AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Conversion Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, the Investor may transfer pledged or secured Conversion Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company, and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Conversion Shares may reasonably request in connection with a pledge or transfer of the Conversion Shares, including, if the Conversion Shares are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Shareholders thereunder.

(c) Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 6.12(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Conversion Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company (or its counsel) shall have issued a legal opinion to its transfer agent (if required by the transfer agent) to effect the removal of the legend hereunder. If all or any portion of a Note is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares shall be issued free of all legends. The Company agrees that following the effective date of the Registration Statement or at such time as such legend is no longer required under this Section 6.12(c), it will, no later than seven Trading Days following the delivery by the Investor to the Company or the Transfer Agent of a certificate representing Conversion Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Conversion Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System.

(d) In addition to the Investor’s other available remedies, the Company shall pay to the Investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares (based on the VWAP of the Common Stock on the date such Conversion Shares are submitted to the transfer agent) delivered for removal of the restrictive legend and subject to Section 6.12(c), $10 per Trading Day (increasing to $20 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the second Trading Day following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit the Investor’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Conversion Shares as required by the Transaction Documents, and the Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) The Investor agrees that the removal of the restrictive legend from certificates representing Conversion Shares as set forth in this Section 6.12 is predicated upon the Company’s reliance that the Investor will sell any Conversion Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Conversion Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

Section 6.13 Securities Law Disclosure; Publicity. The Company shall, by 12:00 p.m. (New York City time) on the fourth Trading Day following the Closing Date (or such shorter time period as shall be required by Form 8-K or otherwise agreed to by the parties), issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching the applicable Transaction Documents as exhibits thereto. The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not include the name of the Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Investor, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (ii).

Section 6.14 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the offering described herein as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Notes and Conversion Shares for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

Section 6.15 Reservation and Listing of Shares; Shareholder Approval.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents (including any and all Conversion Shares as shall be issuable under the Second Amended and Restated Notes or any other Subsequent Notes or other securities convertible into shares of Common Stock hereunder).

(b) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Investor evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market; provided that such listing shall include any additional shares that may be issuable under the Note as a result of any adjustments to the Conversion Price that would affect the number of Conversion Shares issuable to the Investor.

(c) The Company shall use its best efforts to obtain Shareholder Approval at its next Annual Meeting of Shareholders if Shareholder Approval is required by the terms of this Agreement or the other Transaction Documents or the Trading Market on which the Company’s Common Stock is then traded. The proxy for such Annual Meeting shall contain the recommendation of the Company’s Board of Directors that such proposal be approved. The Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.

Section 6.16 Limitation on Indebtedness. Except as otherwise provided in Section 9.2 below, (a) none of the GeoPharma Entities shall incur, create, issue, assume or suffer to exist any

Indebtedness, except (i) any obligations arising under this Agreement, (ii) Indebtedness existing on the date of this Agreement and disclosed on Schedule 4.40 hereto, but not including any extension or refinancing thereof, (iii) Indebtedness secured by Liens permitted under this Agreement (which shall include purchase money security interests) and (iv) other Indebtedness expressly consented to in writing by the Investor prior to the incurrence of such Indebtedness and (b) Total Debt shall not exceed $30,000,000.00.

Section 6.17 [Reserved].

Section 6.18 Effectiveness of Form S-3 Registration Statement; Registration of Additional Shares. The Company shall ensure that the shares of Common Stock registered pursuant to that certain Form S-3 Registration Statement (File No. 333-142369) remain registered and freely tradable. The Company shall also file any additional Form S-3 registration statement with the SEC not later than ninety (90) days after seeking a request from the Investor, which registration statement shall register such additional shares of Common Stock as shall be issuable upon conversion of the Notes or payable as interest or Make-Whole Amounts on the Notes (or conversions thereunder). The Company shall register as many shares of Common Stock as shall be permitted by the SEC upon the filing of such additional Form S-3 registration statement; provided, however, that the Company shall not be required to register more than the maximum number of Conversion Shares issuable pursuant to the terms of the Transaction Documents.

Section 6.19 Limitations on Conversion Price. The Conversion Price is not, and shall not be at any time while any of the Purchased Securities remain outstanding, higher than the exercise or strike price of any of the Company’s outstanding Convertible Securities. To the extent that any Convertible Security is issued with an exercise price lower than the then-current Conversion Price, the Conversion Price shall be immediately adjusted in the manner specified in the Second Amended and Restated Notes.

Section 6.20 Restrictions on Intercompany Loans or Other Distributions. No GeoPharma Entity may transfer cash or loan money (or other similar obligations) to any of its Subsidiaries or Affiliates, except for (i) any cash raised in connection with equity financings by such GeoPharma Entity or its Subsidiaries or Affiliates; provided, however, that such GeoPharma Entity shall have provided notice to the Investor of the terms of such equity financing; and (ii) intercompany loans or other transfers in an aggregate amount not to exceed $2,000,000 (whether in one transaction or a series of transactions) to any consolidated Subsidiary of such GeoPharma Entity for so long as any of the Notes remain outstanding; provided, however, that neither the Company nor any other GeoPharma Entity may transfer cash or cash equivalents or loan money to (or create any other monetary obligations of) any Subsidiary that is not a consolidated Subsidiary of the Company or the applicable GeoPharma Entity.

Section 6.21 Limitations on Acquisitions. After the date hereof and for so long as any of the Purchased Securities remain outstanding, neither the Company nor any of the GeoPharma Entities may purchase, acquire, dispose of or otherwise engage in the acquisition or disposition of any other companies or entities, whether by merger, acquisition, consolidation, combination or otherwise, without the prior written consent of the Investor, which consent shall not be unreasonably withheld.

Section 6.22 Effect of Failure to File SEC Reports. If the Company (or, as applicable, any other GeoPharma Entity) fails to file any SEC Reports on a timely basis (or receive a valid extension of such time for filing and subsequently file any such SEC Reports prior to the expiration of any such extension), the Investor shall be entitled to receive a 1% penalty per month (or portion thereof) for which such SEC Reports are not timely filed.

ARTICLE VII

CONDITIONS TO OBLIGATION OF THE COMPANY

The obligation of the Company to sell Purchased Securities to the Investor at the Closing is subject to the satisfaction, on or before the Closing, of the conditions set forth in this Article 7.

Section 7.1 Representations and Warranties. The representations and warranties contained in Article 5 shall be true, complete and correct as of the date hereof and, as of the Closing Date as though such representations and warranties had been made on and as of such date.

Section 7.2 Performance. The Investor shall have performed and complied in all material respects with all agreements contained herein, and in the agreements, documents and instruments contemplated hereby which are required to be performed or complied with by them prior to or at the date of the Closing.

Section 7.3 Required Consents. The Company shall have obtained the written consent or approval of each person whose consent or approval is required in connection with this Agreement.

Section 7.4 Litigation. No suit, action or other proceeding shall be pending or, to the knowledge of Company or any other GeoPharma Entity, threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or, to the knowledge of the Company, threatened.

Section 7.5 Legislation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF INVESTOR

The obligation of the Investor to purchase the Purchased Securities at the Closing is subject to the satisfaction, on or before the Closing, of the conditions set forth in this Article 7.

Section 8.1 Representations and Warranties. The representations and warranties contained in Article 4 shall be true, complete and correct as of the date hereof and, as of the Closing Date (as though such representations and warranties had been made on and as of such date), and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to such effect to the Investor in writing.

Section 8.2 Performance. The Company and each other GeoPharma Entity shall have performed and complied in all material respects with all agreements contained herein, and in the agreements, documents and instruments contemplated hereby which are required to be performed or complied with by it prior to or at the date of the Closing, and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to the Investor in writing to such effect and to the further effect that all of the conditions set forth in this Article 8 have been satisfied.

Section 8.3 All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company or other GeoPharma Entity in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and their counsel, and the Investor and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

Section 8.4 Supporting Documents.

(a) The Company shall have delivered to the Investor an opinion of counsel in form and content reasonably satisfactory to the Investor, or reaffirmation or reliance letter regarding an opinion previously delivered to the Investor.

(b) The Investor and their counsel shall have received copies of the following documents:

(i) executed Voting Agreements from Jugal K. Taneja and such other officers and directors as shall constitute not less than 20% of the Company’s outstanding shares of Common Stock, which Voting Agreements shall specify that such persons shall vote in favor of any required increases in the Company’s authorized capital stock if any such increases in the Company’s authorized capital stock shall be required to be submitted to the Company’s shareholders in order to permit the Investor to have sufficient outstanding shares of the Company’s Common Stock into which to convert all or any portion of its outstanding Notes;

(ii) a certificate of the Secretary of State of the state of incorporation of the Company and each of its Affiliates dated as of a date within three days prior to the Closing Date as to the corporate existence of the Company and each of its Affiliates and listing all documents of the Company and each of its Affiliates on file with such Secretary of State;

(iii) a certificate of the Secretary of the Company dated the Closing Date and certifying: (A) the Company’s and each GeoPharma Entity’s then-current Articles of Incorporation and Bylaws; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company (and, as applicable, any other GeoPharma Entity) authorizing the execution, delivery and performance of this Agreement and the Transaction Documents, and the issuance, sale and delivery of the Purchased Securities and the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Transaction Documents; and (C) to the incumbency and specimen signature of each officer of the Company and, as applicable, any other GeoPharma Entity executing this Agreement, the Transaction Documents, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company and, as applicable, any other GeoPharma Entity as to the incumbency and signature of the officer signing the certificate referred to in this subsection (ii);

(iv) such documents as shall be required to be delivered by the Company pursuant to Section 3.2 above; and

(v) such additional supporting documents and other information with respect to the operations and affairs of the Company and each other GeoPharma Entity as the Investor or the Investor’s counsel reasonably may request.

Section 8.5 Required Consents. The Company shall have obtained the written consent or approval, in form and substance reasonably satisfactory to the Investor, of each person whose consent or approval is required in connection with this Agreement.

Section 8.6 Litigation. No suit, action or other proceeding shall be pending or, to the knowledge of the Company or any other GeoPharma Entity, threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or, to the knowledge of Company or any other GeoPharma Entity, threatened.

Section 8.7 Legislation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal.

Section 8.8 No Material Adverse Changes. Since the date of this Agreement, no events shall have occurred or circumstances arisen which are reasonably expected, individually or in the aggregate, to have or result in a Material Adverse Effect upon the Company (including its Subsidiaries and Affiliates). The Company shall fully cooperate as reasonably requested by the Investor to enable the Investor to determine that this condition has been satisfied.

Section 8.9 Liens. There shall exist as of the Closing no Liens, other than Permitted Liens, on any assets or properties of the Company.

Section 8.10 Transaction Documents. The Company (and, as applicable, each GeoPharma Entity) and the Investor shall have executed and delivered each of the Transaction Documents to which it is a party. Each such document or agreement shall constitute the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Section 8.11 Prior Preemptive Rights. All of the Company’s (and any other GeoPharma Entity’s) obligations regarding pre-emptive or first refusal rights with respect to the issuance of its securities shall have been terminated in their entirety or duly waived pursuant to a written instrument in form and content satisfactory to the Investor and the Investor’s counsel with respect to (a) the issuance of the Purchased Securities and (b) the issuance of the Conversion Shares.

Section 8.12 No Default. Since the date hereof, no default (or event which, with the passage of time and/or the giving of notice, would constitute a default) of the Company or any other GeoPharma Entity shall have occurred under this Agreement or any of the Transaction Documents.

ARTICLE IX

ADDITIONAL AGREEMENTS

Section 9.1 Transfer of Real Property.

(a) Notwithstanding anything to the contrary in this Agreement or any of the Transaction Documents, the Company may, at any time prior to December 15, 2009, either (i) sell the Real Property for cash in an amount not less than $2,500,000 or (ii) raise at least $5,000,000 in cash through the sale of the Company’s Common Stock, in each case without having to seek the prior written consent of Investor or to provide Investor with a right of first refusal to purchase the Real Property or Common Stock, as the case may be, and without having to further adjust the Conversion Price of the Notes; provided, however, that the Company shall not sell the Real Property or Common Stock, as the case may be, at a price less than the current market value of the Real Property (as determined by an appraisal of the Real Property) or Common Stock (as determined by the market price of the Company’s Common Stock on the Trading Market), as applicable; provided further, that at least $1,000,000 of the sales proceeds from such sale be immediately applied to repay $3,220,688.31 of the principal amount of the $10,000,000 Convertible Note, in which event, upon the closing of such sale, Investor shall release all liens on the Real Property, including the Mortgage (if the Real Property is the subject of such sale), so long as the repurchase is completed by the Company and the portion of the Convertible Note so repurchased by the Company is canceled upon repurchase. Notwithstanding the foregoing, prior to applying the foregoing proceeds to Investor’s $10,000,000 Convertible Note in the manner described above, the Company shall provide not less than forty-eight (48) hours notice to Investor, and Investor, prior to the expiration of such 48-hour period, instead shall have the option to convert its $10,000,000 Convertible Notes (or the applicable portion thereof) into shares of the Company’s Common Stock.

(b) If the Company has not repaid a portion of the $10,000,000 Note as contemplated in Section 9.1(a) above prior to December 15, 2009, then, on December 15, 2009, the Company shall enter into a deed-in-lieu of foreclosure agreement and such other documents as shall be reasonably requested by Investor in connection therewith, duly executed by the Company and any other party thereto, as shall be required to transfer of the Real Property to Investor. Such transaction shall require the satisfaction of all other conditions specified by Investor in connection with the deed-in-lieu of foreclosure agreement, all in form and substance reasonably satisfactory to Investor. If the Company is able to satisfy such conditions on or prior to December 15, 2009, the outstanding principal of the Notes shall be reduced by $2,500,000 in connection with the transfer of the Real Property in connection with the deed-in-lieu of foreclosure agreement and such other documents as shall be required in connection with the transfer of the Real Property; provided that the $2,500,000 reduction in the outstanding principal of the Notes shall relate to the $10,000,000 Second Amended and Restated Notes issuable hereunder. (For the avoidance of doubt, the Notes provide for (i) a conversion price of $0.75 with respect to the $5,000,000 Second Amended and Restated Note issuable hereunder and (ii) a conversion price of $1.50 with respect to the $10,000,000 Second Amended and Restated Note issuable hereunder (plus, in each case, any Accreted Principal under the Notes); the $2,500,000 reduction in the principal balance of the Notes arising from the completion of the transfer of the Real Property to Investor shall relate to the $10,000,000 Second Amended and Restated Note issuable hereunder.) If the Real Property is not transferred by December 15, 2009, such failure shall constitute an Event of Default under the Second Amended and Restated Notes, and all principal and interest thereon shall be immediately due and payable.

(c) Investor shall have the option, at its sole discretion, to sell the Real Property back to the Company at any time prior to the expiration of the Lease on the Real Property in exchange for an additional $2,500,000 of the $10,000,000 Second Amended and Restated Notes. Such Notes shall have a conversion price of $1.50.

(d) Notwithstanding the provisions of Section 9.1(b) above, the Company also has the option, at its sole discretion, to repurchase the Real Property on or prior to October 31, 2013, for $2,500,000 plus an annual Accreted Principal Amount (as such term is defined in the Second Amended and Restated Notes) equal to the Consumer Price Index; provided, that the Consumer Price Index shall be calculated based on the difference between the Consumer Price Index as of June 2009 and the Consumer Price Index as of the month of repurchase of the Real Property from Investor (or the prior month if the Consumer Price Index is not yet available for such month); provided, further, that the Consumer Price Index calculated pursuant to the preceding clause shall be the lesser of (i) the percentage calculated pursuant the preceding clause and (ii) 5%. The Accreted Principal will begin to accrue as of January 1, 2010.

(e) Notwithstanding the foregoing, if the Company shall have sold the Real Property to Investor pursuant to Section 9.1(b), Investor shall have the right to sell the Real Property to any third party at any time in its sole discretion; provided, however, that the Company shall have a ninety (90) day right of first refusal to repurchase the Real Property prior to such third-party sale, with the 90-day period beginning on the date Investor delivers a written notice of the proposed sale, including the terms of the third-party offer and the proposed third-party buyer; and provided further, that the Investor shall have the right to repurchase the Real Estate from Investor at the lesser of (i) such third-party offer or (ii) $2,500,000.

Section 9.2 Additional Working Capital. The Company shall attempt to arrange a working capital loan secured by the Company’s receivables and inventory. If the Company is able to arrange such a working capital loan or line of credit, Investor will agree to subordinate its existing liens and security interests on the Company’s receivables and inventory on a dollar-for-dollar basis up to $2,000,000; provided that the working capital lender and Investor can agree upon the terms of a subordination agreement in form and substance reasonably satisfactory to Investor. In addition, for every $1,000,000 of Notes that are paid off by the Company or otherwise converted into equity by the Investor, the Company shall be permitted to incur an additional $500,000 of additional working capital.

Section 9.3 Exchange of Debt for Equity. The Company agrees to exchange (the “Exchange”) up to $250,000 of principal of the Second Amended and Restated Notes per month into the Company’s Common Stock upon receipt of an exchange notice (the “Exchange Notice”) from Investor requesting such an exchange of Notes into Common Stock based on the closing price of the Common Stock on the Trading Market on the day prior to the receipt of the Exchange Notice from the Investor. Investor shall have the right to submit up to three (3) Exchange Notices each month, with each Exchange Notice covering not less than $50,000 of the Notes. Any amounts converted into Common Stock pursuant to the Exchange shall reduce the amount of the Partial Balloon Payment (as defined in the Second Amended and Restated Notes) due by the Company to Investor on July 1, 2012 on a dollar-for-dollar basis in the manner described in the Second Amended and Restated Notes.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnification of Investor. The Company shall indemnify, defend and hold harmless the Investor and their respective subsidiaries, officers, directors and stockholders from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (“Indemnifiable Losses”), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any agreement, certificate contemplated by this Agreement or any agreement, certificate, or document executed and delivered by the Company pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

Section 10.2 Indemnification of the Company. The Investor shall indemnify, defend and hold harmless the Company and each of its subsidiaries, officers, directors and stockholders from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement by the Investor contained in this Agreement or any agreement, certificate or document executed and delivered by the Investor pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

Section 10.3 Third-Party Claims. If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article 9, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party’s ability to defend such claim against a third party. The indemnified party shall not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party acknowledges in writing its indemnity obligations for Indemnifiable Losses resulting therefrom, the indemnifying party may participate at its own cost and expense in the settlement or defense of any claim for which indemnification is sought.

Section 10.4 Cooperation as to Indemnified Liability. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party’s control, if deemed reasonably necessary or appropriate by any party in the defense of any claim which may give rise to indemnification hereunder.

ARTICLE XI

TERMINATION AND DEFAULT

Section 11.1 Termination. The obligation of the parties hereto to consummate the remaining transactions contemplated hereby may be terminated and abandoned at any time at or before the Closing if any of the following events occurs:

(a) by and at the written option of the Investor or the Company if the Closing shall not have occurred on or before October 20, 2009, provided that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of or resulted in, the failure to complete the Closing by such date; or

(b) by Investor if there shall have occurred any event that would constitute a Material Adverse Effect; or

(c) by the mutual written consent of each of the parties; or

(d) by and at the option of the Investor or the Company if any governmental authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

Section 11.2 Effect.

(a) Upon termination of this Agreement, the Investor’s rights and obligations to purchase any Convertible Notes or Conversion Shares pursuant to Article 2 hereof shall terminate.

(b) Termination of this Agreement by a party shall not relieve any other party hereto of any liability for breach of any representation, warranty, covenant or agreement by such other parties, including liability for monetary damages and/or specific performance.

ARTICLE XII

OTHER PROVISIONS

Section 12.1 Further Assurances. At such time and from time to time on and after the date hereof upon request by the Investor, the Company (and any other GeoPharma Entity) will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, certificates and assurances that may be reasonably required for the better conveying, transferring, assigning, delivering, assuring and confirming to the Investor, or to the Investor’s respective successors and assigns, all of the Conversion Shares or to otherwise carry out the purposes of this Agreement and the agreements, documents and instruments contemplated hereby.

Section 12.2 Complete Agreement. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto.

Section 12.3 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements contained herein shall survive the Closing and remain in full force and effect; provided, however, that the representations and warranties shall expire on the second anniversary of the date of the Closing hereunder. No independent investigation of the Company or any other GeoPharma Entity by the Investor, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by the Company or any other GeoPharma Entity in this Agreement.

Section 12.4 Consent, Waiver, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Except as otherwise specifically provided herein, in each case in which approval of the Investor is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of the Investor. With the written consent of the Investor, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may amend or eliminate any of the provisions of this Agreement; provided, however, that no such waiver or amendment shall, without the written consent of the holders of all Purchased Securities at the time outstanding, amend this Section 12.4. Written notice of any such waiver, amendment, or consent shall be given to the record holders of the Purchased Securities who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 12.4.

Section 12.5 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of any entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Investor to:

Whitebox Pharmaceutics Growth Fund, LLC

Suite 300

3033 Excelsior Boulevard

Minneapolis, MN 55416

Attn: Dale Willenbring

with a copy to:

Theodore C. Cadwell, Jr., Esq.

Dorsey & Whitney LLP

50 South 6th Street

Suite 1500

Minneapolis, Minnesota 55402

if to the Company to:

GeoPharma, Inc.

6950 Bryan Dairy Road

Largo, Florida 33777

Attn: Jugal K. Taneja and Carol Dore-Falcone

with a copy to:

Julio C. Esquivel, Esq.

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard

Suite 2800

Tampa, Florida 33602-5151

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile) or on the day shown on the return receipt (if delivered by mail or delivery service).

Section 12.6 Public Announcement. In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued. No party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties’ written consent, except as may be required by applicable law (including applicable rules and regulations of the SEC) or stock exchange regulation, and except for communications to employees.

Section 12.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Minnesota. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Minnesota for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 12.8 Titles and Headings; Construction. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

Section 12.9 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

Section 12.11 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Purchased Securities.

Section 12.12 Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

Section 12.13 Release. Except as otherwise provided in this Agreement, each of the Company and Investor hereby release each other from any and all liabilities, claims, demands and causes of action, either in law or in equity, known or unknown, liquidated or unliquidated, which have arisen or may arise out of or are in any way connected with the Original Note Purchase Agreement, the Original Note and the Transaction Documents arising prior to the date hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

GEOPHARMA, INC.
a Florida corporation

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date first written above.

INVESTOR:

WHITEBOX PHARMACEUTICAL GROWTH FUND, LTD.

By:
Name:
Title:

Address:	Suite 300
3033 Excelsior Boulevard
Minneapolis, MN 55415

EXHIBIT A

FORM OF $5,000,000 SECOND AMENDED AND RESTATED

12% SECURED CONVERTIBLE PROMISSORY NOTE

(attached hereto)

A-1

EXHIBIT B

FORM OF $10,000,000 SECOND AMENDED AND RESTATED

12% SECURED CONVERTIBLE PROMISSORY NOTE

(attached hereto)

B-1

EXHIBIT C

FORM OF REAFFIRMATION OF SECURITY AGREEMENT

(attached hereto)

C-1

EXHIBIT D

FORM OF REAFFIRMATION OF PLEDGE AGREEMENT

(attached hereto)

D-1

EXHIBIT E

FORM OF REAFFIRMATION OF GUARANTY

(attached hereto)

E-1

EXHIBIT F

FORM OF VOTING AGREEMENT

(attached hereto)

F-1